                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ----------------

                                 INTERCEPT, INC.
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)

             Georgia                                          58-223759
             -------                                          ---------
  (State or Other Jurisdiction of                          (I.R.S. Employer
   Incorporation or Organization)                       Identification Number)

                       3150 Holcomb Bridge Road, Suite 200
                             Norcross, Georgia 30071
                             -----------------------
                    (Address of Principal Executive Offices)

      The InterCept Group, Inc. Amended and Restated 1996 Stock Option Plan
      ---------------------------------------------------------------------
                            (Full Title of the Plan)

                                 John W. Collins
                             Chief Executive Officer
                                 InterCept, Inc.
                       3150 Holcomb Bridge Road, Suite 200
                             Norcross, Georgia 30071
                                 (770) 840-2700
                                 --------------
           (Name, address, and telephone number of agent for service)

                        --------------------------------

                        Copies of all communications to:
                              Jonathan R. Coe, Esq.
                                 InterCept, Inc.
                       3150 Holcomb Bridge Road, Suite 200
                             Norcross, Georgia 30071
                                 (770) 840-2700
                           (770) 242-6803 (facsimile)

                           --------------------------

=================================================================================================================
   Title of Each Class           Amount to be       Proposed Maximum       Proposed Maximum         Amount of
   of Securities to be           Registered(1)       Offering Price       Aggregate Offering    Registration Fee
      Registered                                        Per Share                Price
---------------------------- ------------------- ---------------------- --------------------- -------------------
Common Stock, no par value         1,931,514           $ 33.43(1)          $  64,570,513(1)         $  5,941
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and (h) on the basis of the average of the high and low prices of the Common Stock on April 3, 2002, as reported by the Nasdaq Stock Market.

                           INCORPORATION BY REFERENCE

         Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed by the company under Registration Number 333-70237 with respect to securities offered pursuant to the registrant's Amended and Restated 1996 Stock Option Plan, as amended, are hereby incorporated by reference herein. (The registrant changed its name from The InterCept Group, Inc. to InterCept, Inc. on February 25, 2002.)

Part II, Item 8.  Exhibits.

         The following exhibits are filed with this Registration Statement:

Exhibit Number    Description
--------------    -----------
         4.1      The InterCept Group, Inc. Amended and Restated 1996 Stock
                  Option Plan*

         4.2 Amendment to The InterCept Group, Inc. Amended and Restated 1996 Stock Option Plan of The Intercept Group, Inc. dated April 14, 2000**

         4.3 Amendment No. 2 to The InterCept Group, Inc. Amended and Restated 1996 Stock Option Plan of The InterCept Group, Inc. dated November 2, 2001, as amended

         5        Opinion of Nelson Mullins Riley & Scarborough, L.L.P.
                  regarding legality

         23.1     Consent of Arthur Andersen LLP

         23.2 Consent of Nelson Mullins Riley & Scarborough, L.L.P. (contained in their opinion filed as Exhibit 5)

         24       Power of Attorney (contained within signature page)

         * Incorporated by reference to Exhibit 10.1 to InterCept's Registration Statement on Form S-1 (No. 333-47197) as declared effective by the Securities and Exchange Commission (the "SEC") on June 9, 1998.

         ** Incorporated by reference to Exhibit A to InterCept's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 14, 2000.

The exhibit index appears after the signature page of this registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 4th day of April, 2002.

                                 INTERCEPT, INC.


                                 By:  /s/ John W. Collins
                                     ------------------------------------
                                      John W. Collins
                                      Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of InterCept, Inc., a Georgia corporation, for himself and not for one another, does hereby constitute and appoint John W. Collins and Scott R. Meyerhoff, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments, including post-effective amendments, to this Registration Statement, and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to cause the same (together with all Exhibits thereto) to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                    Title                                          Date
----------                    -----                                          ----
   /s/ John W. Collins        Chairman of the Board of Directors and         April 9, 2002
--------------------------    Chief Executive Officer
     John W. Collins          (Principal Executive Officer)


  /s/ Donny R. Jackson        Director                                       April 8, 2002
--------------------------
    Donny R. Jackson

  /s/ Scott R. Meyerhoff      Chief Financial Officer and Secretary          April 4, 2002
--------------------------    (Principal Financial and Accounting Officer)
   Scott R. Meyerhoff


  /s/ John R. Burke           Director                                       April 4, 2002
--------------------------
     John R. Burke



Signatures                    Title                                          Date
----------                    -----                                          ----
   /s/ Boone A. Knox          Director                                       April 4, 2002
--------------------------
     Boone A. Knox


/s/ John D. Schneider, Jr.    Director                                       April 4, 2002
--------------------------
  John D. Schneider, Jr.


   /s/ Glenn W. Sturm         Director                                       April 4, 2002
--------------------------
    Glenn W. Sturm


                                  EXHIBIT INDEX

Exhibit
 Number                           Exhibit
-------                           -------

   4.1 -  The InterCept Group, Inc. Amended and Restated 1996 Stock Option Plan*

   4.2 - Amendment to The InterCept Group, Inc. Amended and Restated 1996 Stock Option Plan of The InterCept Group, Inc. dated April 14, 2000**

   4.3 - Amendment No. 2 to The InterCept Group, Inc. Amended and Restated 1996 Stock Option Plan of The InterCept Group, Inc. dated November 2, 2001, as amended

   5   -  Opinion of Nelson Mullins Riley & Scarborough, L.L.P. regarding legality

  23.1 -  Consent of Arthur Andersen LLP

  23.2 - Consent of Nelson Mullins Riley & Scarborough, L.L.P. (contained in their opinion filed as Exhibit 5)

  24   -  Power of Attorney (contained within signature page)

  * - Incorporated by reference to Exhibit 10.1 to InterCept's Registration Statement on Form S-1 (No. 333-47197) as declared effective by the SEC on June 9, 1998.

  **   -  Incorporated by reference to Exhibit A to InterCept's Definitive
          Proxy Statement on Schedule 14A filed with the SEC on April 14, 2000.